EXHIBIT 99.1

Pantages Capital Acquisition Corporation Announces Business Combination with MacMines Austasia Pty Ltd.

New York – November 19, 2025 – Pantages Capital Acquisition Corporation (“Pantages”), a publicly traded special purpose acquisition company (NASDAQ: PGAC), and MacMines Austasia Pty Ltd., a geological exploration and mining company (“MacMines”), today announced that they have entered into a definitive business combination agreement with newly formed entities HORIZON MINING LIMITED (“Horizon Mining”), HORIZON MERGER 1 LIMITED, and Horizon Mining SPV Pty Ltd (“Target”). Upon closing of the transaction, shares of the combined company are expected to trade on the Nasdaq Capital Market or the Nasdaq Global Market (“Nasdaq”).

Transaction Details

The transaction values Target at USD$180 million. Upon completion, MacMines will receive ordinary share of Horizon Mining and Target and Pantages will become wholly-owned subsidiaries of Horizon Mining. Existing Pantages shareholders and management will not receive any cash proceeds as part of the transaction and Pantages public shareholders who do not redeem will roll over 100% of their Class A ordinary shares into shares in the combined company.

The transaction has been unanimously approved by the Boards of Directors of Pantages and MacMines and is subject to the satisfaction of customary closing conditions, including the approval of the shareholders of each of Pantages and MacMines and the listing of the shares of the combined company on Nasdaq, which is subject to stock exchange approval.

Transaction Advisors

Pillsbury Winthrop Shaw Pittman, Robinson+Cole, and McCullough Robertson are serving as legal counsel to Pantages. Winston & Strawn LLP, Harney Westwood & Riegels, and Clayton Utz are serving as legal counsel to MacMines.

FocalPoint Asia is acting as exclusive financial advisor to MacMines.

About Pantages

Pantages is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination involving Pantages, with one or more businesses or entities.

About MacMines and Target

MacMines is a geological exploration and mining company. Prior to the closing, MacMines will transfer to Target Mining Lease Application 700074, which, subject to governmental authority consent, including environmental review, may result in the granting of a mining lease in the designated area.

Contacts

Media Contact:

FocalPoint Asia

shanghaigroup@focalpointasia.com

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Additional Information About the Proposed Transaction and Where to Find It

The proposed transaction will be submitted to shareholders of Pantages and MacMines for their consideration. The combined company intends to file a registration statement on Form F-4 (the “Registration Statement”) with the SEC, which will include a proxy statement/prospectus to be distributed to Pantages’ shareholders in connection with Pantages’ solicitation for proxies for the vote by its shareholders in connection with the proposed transaction and other matters to be described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued to MacMines shareholders in connection with the completion of the proposed transaction. After the Registration Statement has been filed and declared effective, a definitive proxy statement/prospectus and other relevant documents will be mailed to Pantages’ shareholders as of the record date established for voting on the proposed transaction. Before making any voting or investment decision, Pantages’ shareholders and other interested persons are advised to read, once available, the definitive proxy statement/prospectus, as well as other documents filed with the SEC by Pantages in connection with the proposed transaction, as these documents will contain important information about Pantages, MacMines, and the proposed transaction. Shareholders may obtain a copy of the definitive proxy statement/prospectus, once available, as well as other documents filed by Pantages with the SEC, without charge, at the SEC’s website located at www.sec.gov.

Participants in Solicitation

Pantages, MacMines, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Pantages shareholders in connection with the proposed transactions. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of Pantages’ shareholders in connection with the proposed transactions will be set forth in the proxy statement/prospectus included in the Registration Statement. You can find more information about Pantages’ directors and executive officers in Pantages’ final prospectus related to its initial public offering dated December 5, 2024, and subsequent SEC reports. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be included in the proxy statement/prospectus when it becomes available. Shareholders, potential investors and other interested persons should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

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Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of the federal securities laws with respect to a proposed transaction among Pantages, MacMines, and the other parties thereto. Forward-looking statements include information concerning the parties’ possible or assumed future results of operations, business strategies, competitive position, industry environment, potential growth opportunities, and the effects of regulation, including whether the transaction will generate returns for shareholders. These forward-looking statements are based on the parties’ management’s current expectations, projections, and beliefs, as well as a number of assumptions concerning future events. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document. These risks, uncertainties, assumptions, and other important factors include, but are not limited to: (a) the occurrence of any event, change, or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the transaction; (b) the outcome of any legal proceedings that may be instituted against the parties, or others following the announcement of the transaction and any definitive agreements with respect thereto; (c) the inability to complete the transaction due to the failure to obtain the approval of the shareholders of Pantages or MacMines or to satisfy other conditions to closing, including the receipt of certain governmental and regulatory approvals; (d) changes to the proposed structure of the transaction that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the transaction; (e) the ability to meet the applicable stock exchange listing standards following the consummation of the transaction; (f) the risk that the transaction disrupts current plans and operations of the parties or its subsidiaries as a result of the announcement and consummation of the transactions described herein; (g) the effect of the announcement or pendency of the transaction on the parties’ business relationships, operating results, and business generally; (h) the ability to recognize the anticipated benefits of the transaction, which may be affected by, among other things, competition, the ability of the surviving company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (i) costs related to the transaction; (j) changes in applicable laws or regulations, including legal or regulatory developments (including, without limitation, accounting considerations) which could result in unforeseen delays in the timing of the transaction; (k) the possibility that the parties may be adversely affected by other economic, business, and/or competitive factors; and (l) other risks and uncertainties indicated from time to time in Pantages’ final prospectus related to its initial public offering dated December 5, 2024, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by Pantages.

Copies are available on the SEC’s website at www.sec.gov. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in documents filed by Pantages or the surviving company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the parties assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. No party gives any assurance that any party will achieve its expectations.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This communication is not, and under no circumstances is to be construed as, a prospectus, an advertisement or a public offering of the securities described herein in the United States or any other jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or exemptions therefrom. INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. This press release is not, and under no circumstances is to be construed as, a prospectus, an advertisement or a public offering in any jurisdiction.

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